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                                                                     Exhibit 1.1



                             THE COMPANIES ACT 1985
                             PUBLIC LIMITED COMPANY


                            MEMORANDUM OF ASSOCIATION


                                       OF


                           AMARIN CORPORATION PLC(1)


1.       The Company's name is "AMARIN CORPORATION PLC"(2).

2.       The Company is to be a public company.

3.       The Company's registered office is to be situated in England and Wales.

4.       The Company's objects are:-

                  (a) To carry on the business of a holding company in all its branches and to acquire by purchase, lease concession, grant, license or otherwise such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, debenture stock, bonds, obligations, securities, reversionary interest, annuities, policies of assurance and other property and rights and interests in property as the Company shall deem fit and generally to hold, manage develop, lease, sell or dispose of the same; and to vary any of the investments of the Company, to act as trustees of any deeds constituting or securing any debentures, debenture stock or other securities or obligations; to enter into, assist or participate in financial commercial, mercantile, industrial and other transactions, undertakings and businesses of every description and to establish, carry on, develop and extend the same or sell, dispose of or otherwise turn the same to account and to co-ordinate the policy and administration of any companies of which this company is a member or which are in any manner controlled by, or connected with the Company, and to carry on all or any of the businesses of capitalists, trustees, financiers, financial agents, company promoters, bill discount, insurance brokers and agents,



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(1)      The name of the Company was changed from Lockgen Limited to Ethical
         Holdings Limited by Special Resolution passed on 5 September 1989, re-registered as a public limited company on 17 March 1993 and changed its name to Amarin Corporation Plc by Special Resolution passed on 8 December 1999.



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                  mortgage brokers, rent and debt collectors, stock and
                  share brokers and dealers and commission and general agents, merchants and traders; and to manufacture, buy, sell, maintain, repair and deal in plant, machinery, tools, articles and things of all kinds capable of being used for the purposes of the above mentioned businesses or any of them, or likely to be required by customers of or persons having dealings with the Company.

         (b) To carry on any other trade or business whatever which can in the opinion of the Board of Directors be advantageously carried on in connection with or ancillary to any of the business of the Company.

         (c) To purchase or by any other means acquire and take options over any property whatever, and any rights or privileges of any kind over or in respect of any property.

         (d) To apply for, register, purchase or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets d'invention, licences, secret processes, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimentation upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

         (e) to acquire or undertake the whole or any part of the business, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company or for subsidising or otherwise assisting any such person, firm or company and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell mortgage and deal with any shares, debentures, debenture stock or securities so received.

         (f) To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.



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         (g)      To invest and deal with the moneys of the Company not
                  immediately required in such manner or as may from time to time be determined and to hold or otherwise deal with any investments made.

         (h) To lend and advance money or give credit on any terms and with or without security to any person firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts or indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any person firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid).

         (i) To borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's property or assets (whether present or future) including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security, to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

         (j) To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures and other negotiable or transferable instruments.

         (k) To apply for, promote, and obtain any Act of Parliament, order or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company's interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

         (l) To enter into any arrangements with any government or authority (supreme, municipal, local or otherwise) that may seem conductive to the attainment of the Company's objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise and comply with any such charters, decrees, rights, privileges and concessions.



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         (m)      To subscribe for, take, purchase, or otherwise acquire, hold, sell, deal with the dispose of, place and underwrite shares, stocks debentures, debenture stocks, bonds, obligations or securities, issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.

         (n) To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest to provide secretarial administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any business or operations of or generally with respect of any such company or companies.

         (o) To promote any other company for the purpose of acquiring the whole or any part of the business or property of undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

         (p) To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

         (q) To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts.

         (r) To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

         (s) To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.



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         (t)      To support and subscribe to any charitable or public object and to support and subscribe to any institution, society or club which may be for the benefit of the Company or its directors or employees or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been directors of, or who are or have been employed by, or who are serving or have served the Company or of any such subsidiary, holding or fellow subsidiary of the Company or the predecessors in the business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance: and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such purchase schemes to be established or maintained.

         (u) Subject to and in accordance with a due compliance with the provisions of Sections 155 to 158 (inclusive) of the Act (if and so far as such provisions shall be applicable), to give, whether directly or indirectly any kind of financial assistance (as defined in Section 152(1)(a) of the Act) for any such purpose as is specified in Section 151(1) and/or
                  Section 151(2) of the Act.

         (v) To distribute among the Members of the Company in kind any property of the Company or whatever nature.

         (w) To procure the Company to be registered or recognised in any part of the world.

         (x) To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise and by or through agents, brokers, sub-contractors or otherwise and either alone or in connection with others.

         (y) To do all such other things as may be deemed incidental or conducive to the attainment of the Company's objects or any of them

         AND so that:-



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         (1)      None of the objects set forth in any sub-clause of this clause shall be restrictively construed but the widest interpretation shall be given to each such object and one of such objects shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this clause, or by reference to or inference from the name of the Company.

         (2) None of the sub-clauses of this clause and none of the objects therein specified shall be deemed subsidiary or ancillary to any of the objects specified in any other such sub-clause and the company shall have as full a power to exercise each and every one of the objects specified in each sub-clause of this clause as though each sub-clause contained the objects of a separate Company.

         (3) the word "Company" in this clause except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

         (4) in this clause the expression "the Act" means the Companies Act 1985, but so that any reference in this clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

5.       the liability of the Members is limited.

6. The Company's authorised share capital is (2) Pounds Sterling 55,000,000 divided into 50,000,000 ordinary shares of Pounds Sterling 1 each and 5,000,000 3 per cent. cumulative convertible preference shares of Pounds Sterling 1 each.

         We, the subscribers to this Memorandum of Association wish to be formed into a Company pursuant to this Memorandum; and we agree to take the number of shares opposite our respective names.



         ------------------------------

         (2)Notes

         (a) On incorporation the authorised share capital of the Company was Pounds Sterling 1,000 divided into 1,000 Ordinary Shares of Pounds Sterling (1) each.




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        (b)      The authorised share capital of the Company was increased to
                 Pounds Sterling 411,268 by the creation of an additional 18,062 Ordinary Shares of Pounds Sterling 1 each, 11,735 "A" Ordinary Shares of Pounds Sterling 1 each, 375,050 11% Cumulative Redeemable Preference Shares of Pounds Sterling 1 each and 5,421 8% Convertible Redeemable Preference Shares of Pounds Sterling 1 each by Special Resolution passed on 5 December 1989.


        (c) The authorised share capital of the Company was increased to Pounds Sterling 413,618 by the creation of an additional 2,350 Ordinary Shares of Pounds Sterling 1 each by Special Resolution passed on 2 April 1990.


        (d) The authorised share capital of the Company was increased to Pounds Sterling 414,218 by the creation of an additional 600 Ordinary Shares of Pounds Sterling 1 each by Special Resolution passed on 8 June 1990.


        (e) The authorised share capital of the Company was increased to Pounds Sterling 420,814 by the creation of an additional 6,596 Ordinary Shares of Pounds Sterling 1 each by Special Resolution passed on 11 February 1992.


        (f) The authorised share capital of the Company was increased to Pounds Sterling 425,166 by the creation of an additional 4,352 Ordinary Shares of Pounds Sterling 1 each by Special Resolution passed on 13 August 1992.


        (g) The authorised share capital of the Company was increased to Pounds Sterling 1,500,000 by the creation of an additional 1,074,834 Ordinary Shares of Pounds Sterling 1 each by Special Resolution passed on 8 March 1993.


        (h) With effect from 7 April 1993 each 8% Convertible Redeemable Preference Share and each "A" Ordinary Share was converted into one Ordinary Share of Pounds Sterling 1 and each Ordinary
                 Share of Pounds Sterling 1 was converted into 10 Ordinary Shares of 10p each.


        (i) On 8 April 1993 all the outstanding 11% Cumulative Redeemable Preference Shares were redeemed and the share capital available for issue in consequence of such redemption became Ordinary Shares of 10p each.


        (j) The authorised share capital of the Company was increased to Pounds Sterling 5,000,000 divided into 50,000,000 Ordinary Shares of 10p each by Special Resolution passed on 25 March 1994.


        (k) The authorised share capital of the Company was increased to Pounds Sterling 55,000,000 divided into 500,000,000 ordinary shares of 10p each and 5,000,000 3 per cent. cumulative convertible preference shares of Pounds Sterling 1 each by Special Resolution passed 8 December 1999.


        (l) The 500,000,000 ordinary shares of 10 pence of the Company were consolidated and divided into 50,000,000 ordinary shares of Pounds Sterling 1 each by Ordinary Resolution passed 19 July 2002



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